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                                                                Exhibit 4.9

National City
Bank

Mr. Greg Smith
Treasurer
The Duriron Company, Inc.
3100 Research Boulevard
Dayton, Ohio 45420-4018
FAX:   (513) 476-6231
PHONE:   (513) 476-6112

RE: USD 25,000,000.00 INTEREST RATE SWAP #649
---------------------------------------------
Dear Mr. Smith:

The Purpose of this letter is to set forth the terms and conditions of the Swap
Transaction entered into between National City Bank ("NCB") and The Duriron
Company, Inc. ("Counterparty") on the Trade Date specified below (the "Swap
Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Swap Agreement Specified below.

         1.       The definitions and provisions contained in the 1991 ISDA
Definitions (as published by the International Swap Dealers Association, Inc.)
(the "Definitions") are incorporated into this Confirmation.

If you and we are parties to a Master Agreement and NCB Schedule to the Master
Agreement that sets forth the general terms and conditions applicable to Swap
Transactions between us (a "Swap Agreement"), this confirmation supplements, forms part of, and is subject to, such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will supplement, form a part of, and be subject to, a Swap Agreement upon its execution and delivery by you and us.

All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or Swap
Agreement, this Confirmation will govern. In addition, if a Swap Agreement has not been executed, this Confirmation will itself evidence a complete binding agreement between you and us as to the terms and conditions of the Swap
Transaction to which this Confirmation relates.

This Confirmation will be governed by and construed in accordance with the laws of the State of Ohio, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the Swap
Agreement.

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         2. This Confirmation constitutes a Rate Swap Transaction under the Swap
Agreement and the terms of the Rate Swap Transaction to which this Confirmation relates are as follows:
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


                  Notional Amount:               USD 25,000,000.00

                  Amortization Schedule:         Not Applicable

                  Trade Date:                    November 8, 1996

                  Effective Date:                December 2, 1996

                  Termination Date:              December 1, 2006

Fixed Amounts:
-------------
                  Fixed Rate Payer:              The Duriron Company, Inc.

                  Fixed Rate:                    6.753%

                  Fixed Rate Day
                  Count Fraction:                Actual/360

                  Fixed Rate Payer

                  Payment Dates:                 Quarterly on the 1st of
                                                 March, June, September and
                                                 December, commencing with March
                                                 1, 1997 through and including
                                                 Termination Date.  Dates
                                                 subject to adjustment in
                                                 accordance with the Modified
                                                 Following Business Day
                                                 Convention.

Floating Amounts:
-----------------
                  Floating Rate Payer:           NCB

                  Floating                       Index Rate: Three (3)
                                                 Month LIBOR, as determined two
                                                 (2) London Banking Days
                                                 preceding the Settlement Dates,
                                                 as published on page 3750 on
                                                 TELERATE, as of 11:00 a.m.,
                                                 London time.

                  Floating Rate Day
                  Count Fraction:                Actual/360

                  Floating Rate for
                  Initial Calculation Period:    To be determined

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


                  Floating Index Rate Reset
                  Dates:                            First day of each
                                                    Calculation Period starting
                                                    on December 2, 1996.  Dates
                                                    subject to adjustment in
                                                    accordance with the
                                                    Modified Following Business
                                                    Day Convention.

                  Floating Rate Payer
                  Payment Dates:                    Monthly on the 1st of
                                                    March, June, September and
                                                    December, commencing with
                                                    March 1, 1997 through and
                                                    including Termination Date.
                                                    Dates subject to adjustment
                                                    in accordance with the
                                                    Modified Following Business
                                                    Day Convention.

                  Calculation Agent:                National City Bank

                  Business Days:                    NYC, LON

                  Payment Instructions:             NCB will make payments
                                                    to The Duriron Company,
                                                    Inc. by transfer to the
                                                    account of The Duriron
                                                    Company at BankOne Dayton,
                                                    (ABA# 042200305, Acct.
                                                    #906291278, Attn: The
                                                    Duriron Company, Inc.)

                                                    The Duriron Company,
                                                    Inc. will make payments to
                                                    NCB by wire transfer from
                                                    the account of The Duriron
                                                    Company, Inc. to NCB
                                                    according to the following
                                                    instructions:
                                                        National City Bank ABA
                                                        #041000124 Attention:
                                                        Investment Operations GL
                                                        Acct. #299305
                                                        F/F/C-Derivatives Desk


Please confirm your acceptance of the above terms by executing this letter agreement and sending a return fax to my attention at (216) 566-1887.

FOR: NATIONAL CITY BANK                      FOR: THE DURIRON COMPANY, INC.


BY: /S/ MARK J. RINGEL (FOR JAD)             BY: /S/ G. L. SMITH
   ----------------------------                 ----------------------------
         J. ANDREW DUNHAM                            GREG SMITH
         SR. VICE PRESIDENT                          TREASURER

Transaction introduced
by NatCity Investment Inc.

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